Rubicon Master Fund
Cadence Resources Corporation. (CDNR)
November 18, 2005

Joint Filer Information

1.    Name:    Rubicon Fund Management Ltd.
      Address: P.O Box 309 Ugland House
               Georgetown, Cayman Islands

2.    Name:    Rubicon Fund Management LLP
      Address: P.O Box 309 Ugland House
               Georgetown, Cayman Islands

3.    Name:    Horace Joseph Leitch III
      Address: 103 Mount St.
               London,W1K2TJ, United Kingdom

4.    Name:    Anthony Brewer
      Address  103 Mount St.
               London,W1K2TJ, United Kingdom

5.    Name:    Jeffrey Eugene Brummette
      Address  103 Mount St.
               London,W1K2TJ, United Kingdom

6.    Name:    Robert Michael Greenshields
      Address  103 Mount St.
               London,W1K2TJ, United Kingdom

7.    Name:    Vilas Gadkari
      Address  103 Mount St.
               London,W1K2TJ, United Kingdom

8.    Name:    William Francis Callanan
      Address  103 Mount St.
               London,W1K2TJ, United Kingdom

Designated Filer:                   Rubicon Master Fund
Issuer & Ticker Symbol:   Cadence Resources Corporation (CDNR)
Date of Event Requiring Statement:  October 31, 2005

NOTE: (1) Pursuant to Investment Agreements, each of Rubicon Fund Management
      Ltd., and Rubicon Fund Management LLP share all investment and voting power with respect to the Common Stock and Warrants reported in this Form 4 (the "Securities") , which are directly held by Rubicon Master Fund. By reason of the provisions under Rule 16a-1 of the Securities Exchange Act of 1934, as amended, each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III may be deemed to be beneficial owners of the Securities. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III disclaim beneficial ownership of the Securities.

      (2) Received in exchange for 2,600,000 shares of Aurora Energy Ltd. in connection with the merger of Aurora Energy Ltd. into Cadence Resources Corporation, which were originally purchased by Rubicon Master Fund from Aurora Energy Ltd. pursuant to a securities purchase agreement on January 31, 2005 for $6,500,000.

      (3) Includes 520,000 shares held in escrow by Cadence Resources Corporation until April 30, 2006.
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RUBICON FUND MANAGEMENT LTD.

By: /s/ DAVID DEROSA
    ----------------------------
    Name: David DeRosa
    Title: Authorized Person


RUBICON FUND MANAGEMENT LLP

By: /s/ Horace Joseph Leitch III
    ----------------------------
    Name: Horace Joseph Leitch III
    Title: Authorized Person


PAUL ANTHONY BREWER

By: /s/ Paul Anthony Brewer
    ----------------------------
    Name: Paul Anthony Brewer
    Title: Authorized Person


JEFFREY EUGENE BRUMMETTE

By: /s/ Jeffrey Eugene Brummette
    ----------------------------
    Name: Jeffrey Eugene Brummette
    Title: Authorized Person


WILLIAM FRANCIS CALLANAN

By: /s/ William Francis Callanan
    ----------------------------
Name: William Francis Callanan


VILAS GADKARI

By: /s/ Vilas Gadkari
    ----------------------------
    Name: Vilas Gadkari


ROBERT MICHAEL GREENSHIELDS

By: /s/ Robert Michael Greenshields
    ----------------------------
    Name: Robert Michael Greenshields


HORACE JOSEPH LEITCH III

By: /s/ Horace Joseph Leitch III
    -------------------------------------------------
    Name: Horace Joseph Leitch III